UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2007
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SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF  DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Appointment of William J. Delaney as Chief Financial Officer

On May 11, 2007, the Board of Directors of SYSCO Corporation (“SYSCO” or the “Company”) appointed William J. DeLaney as the Company’s Executive Vice President and Chief Financial Officer, effective July 1, 2007. In connection with his appointment as Chief Financial Officer, the Compensation Committee set his fiscal year 2008 base salary at $530,000.

Mr. DeLaney, 51, began his SYSCO career in 1987 as Assistant Treasurer at the Company’s corporate headquarters. He was promoted to Treasurer in 1991, and in 1993 he was named a Vice President of the Company, continuing in those responsibilities until 1994. Mr. DeLaney joined SYSCO Food Services of Syracuse in 1996 as Chief Financial Officer, progressed to Senior Vice President in 1998 and Executive Vice President in 2002. In 2004, Mr. DeLaney was appointed President and Chief Executive Officer of SYSCO Food Services of Charlotte. In January 2007, Mr. DeLaney was named Senior Vice President, Financial Reporting, of SYSCO.

(e) Approval of Fiscal 2008 Bonus Awards under the 2005 Management Incentive Plan

On May 10, 2007, the Compensation Committee of SYSCO’s Board of Directors approved fiscal 2008 bonus awards (the “Fiscal 2008 Awards”) for certain officers of the Company, including certain executive officers, under the Company’s 2005 Management Incentive Plan.

Messrs. Schnieders, Spitler, Delaney and Pulliam

Richard J. Schnieders, Chairman of the Board of Directors, Chief Executive Officer and President, Kenneth F. Spitler, Executive Vice President and President, North American Foodservice Operations, William J. Delaney, III, Senior Vice President, Financial Reporting, and Larry G. Pulliam, Executive Vice President, Merchandising Services (the “Named Executive Officers”), each received the same Fiscal 2008 Award, which provides for a potential bonus with two components. The first component is based on the performance of the Company as a whole and the second is based on the performance of the Company’s operating divisions or subsidiaries.

The first component of the bonus is awarded to the Named Executive Officers only if the Company achieves specified earnings per share increases over fiscal 2007 and also achieves certain return on equity targets. This portion of the bonus is calculated by multiplying 70% of the Named Executive Officer’s base salary by a percentage determined based upon the levels of earnings per share increases and return on equity achieved by the Company as a whole. Return on equity is computed as net after-tax earnings for fiscal 2008 divided by the Company’s average stockholders’ equity for fiscal 2008, computed by dividing 5 into the sum of the Company’s stockholders’ equity at the beginning of the year and at the end of each quarter during the year.

The second component of the bonus is awarded to the Named Executive Officers only if at least 20 operating divisions and/or subsidiaries achieve certain return on capital targets and all operating divisions and subsidiaries that achieve the target return on capital employ at least half of the aggregate total capital of all Company operating divisions or subsidiaries. This portion of the bonus is calculated by multiplying the Named Executive Officer’s base salary by 9.0% with respect to the first 20 operating divisions or subsidiaries that achieve the target return on capital and by an additional 1.5% for each additional operating division or subsidiary that achieves the target return on capital.

Messrs. Smith and Lankford

Stephen F. Smith and James E. Lankford, each a Senior Vice President of Operations, each received a Fiscal 2008 Award that provides for a potential bonus with three components. The first component is based on the performance of the Company as a whole, the second is based on the performance of the executive’s supervised operations as if such supervised operations were a single operating company (the “Supervised Operations Performance Bonus”), and the third is based on the performance of the Company’s operating divisions or subsidiaries.

The first component of the bonus is awarded only if the Company achieves specified earnings per share increases over fiscal 2007 and also achieves certain return on equity targets. This portion of the bonus is calculated by taking the sum of the following (i) the product of 50% of the officer’s base salary and 70% of a percentage determined based upon the levels of earnings per share increases and return on equity achieved by the Company as a whole; and (ii) the product of the officer’s base salary and 20% of a percentage determined based upon the levels of earnings per share increases and return on equity achieved by the Company as a whole. The executive will not be entitled to the bonus resulting from the calculation in clause (ii) unless the executive receives a Supervised Operations Performance Bonus. Return on equity is computed in the same manner as for the Named Executive Officers above.

The second component of the bonus awarded to the officers, the Supervised Operations Performance Bonus, will be the product of (i) the sum of 70% of a percentage determined based upon the levels of operating pretax increases and return on capital of the executive’s supervised operations and 30% of a percentage based upon the levels of pretax earnings and return on capital of executive’s supervised operations; and (ii) 70% of the officer’s base salary.

The third component of the bonus is awarded to the officers only if at least 20 operating divisions and/or subsidiaries of SYSCO achieve certain return on capital targets and all operating divisions and subsidiaries that achieve the target return on capital employ at least half of the aggregate total capital of all Company operating divisions or subsidiaries. This portion of the bonus is calculated by multiplying the officer’s base salary by 9.0% with respect to the first 20 operating divisions or subsidiaries that achieve the target return on capital and by an additional 1.5% for each additional operating division or subsidiary that achieves the target return on capital.

Terms of Fiscal 2008 Awards Applicable to Named Executive Officers and Messrs. Smith and Lankford

For purposes of computing the operating division, subsidiary portion or supervised operations portion of the bonus, return on capital is computed by dividing the operating division’s or subsidiary’s pretax earnings (excluding any gain on the sale of fixed assets and intercompany interest income, and subject to adjustment to include taxes that would have been included but for the timing of any tax deferrals so that results are consistent with the prior year) by the operating division’s or subsidiary’s total capital. Total capital is computed as the sum of (a) average stockholder’s equity, (b) average long-term debt, (c) average net intercompany borrowings, (d) average patronage dividends receivable and (e) certain specified adjustments (amounts allocated to capital with respect to (i) fixed rate intercompany loans, (ii) capitalized leases, (iii) below market plant and equipment costs, and (iv) other adjustments affecting capital approved by the Committee).

No bonus is paid unless the Company meets certain minimum targets with respect to each relevant performance measure. There is no maximum on the amount of bonus that may be earned, except that none of the Named Executive Officers or Messrs. Smith or Lankford are entitled to receive an annual bonus amount in excess of 1% of the Company’s earnings before income taxes, as publicly disclosed in the “Consolidated Results of Operations” section of the Company’s Form 10-K for fiscal 2008 to be filed with the Securities and Exchange Commission.

If, during fiscal 2008, the Company sells or exchanges an operating division or subsidiary of the Company, and such sale or exchange results in the Company recognizing a net-after tax gain (an “Extraordinary Gain”), the Committee has the discretion to reduce the portion of the bonus payable with respect to overall Company performance to any participant under the Fiscal 2008 Awards, provided however, that the Committee may not reduce the portion of the bonus payable with respect to overall Company performance to an amount less than the bonus payable with respect to overall Company performance if the Company did not take into account the Extraordinary Gain in calculating such amount.

In determining whether or not the results of operations of the Company or an operating division or subsidiary of the Company result in a bonus under the Fiscal 2008 Awards, Company accounting practice and generally accepted accounting principles with respect to fiscal 2008 shall be applied on a basis consistent with fiscal 2007, and such determination shall be based on the calculations made by the Company, approved by the Committee, which determination shall be binding on each participant. Notwithstanding the foregoing, if there is any material change in the generally accepted accounting principles applied by the Company during fiscal 2008 relative to fiscal 2007 that results in a material change in accounting, the bonus for fiscal 2008 shall be calculated as if such change had not occurred during fiscal 2008.

The Committee must approve the payment of any bonus under the Fiscal 2008 Awards within 90 days following the end of fiscal 2008. All bonuses under the Fiscal 2008 Awards are subject to the provisions of the 2005 Management Incentive Plan, a copy of which has been filed with the Securities and Exchange Commission.

Approval of Fiscal Year 2008 Supplemental Bonus Agreement with CEO under the 2006 Supplemental Performance-Based Bonus Plan

On May 10, 2007, the Committee approved the form of Fiscal Year 2008 CEO Supplemental Bonus Agreement to be entered into under the 2006 Supplemental Performance-Based Bonus Plan (the “Supplemental Plan”). SYSCO and Mr. Schnieders are expected to enter into the agreement no later than June 30, 2007.

In addition to those provisions of the Supplemental Plan previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2006, the agreement contains the following material provisions:

Increase in Management Incentive Plan (“MIP”) Bonus. If the Committee determines that Mr. Schnieders’ annual performance for fiscal 2008 has exceeded expectations, as determined by the Committee based on their annual review of Mr. Schnieders against the criteria specified in the agreement, Mr. Schnieders will be entitled to an additional bonus equal to up to 25% of his Total Cash MIP Bonus (as defined below) with respect fiscal 2008, as determined by the Committee in its sole discretion. Any such bonus would be paid solely under the Supplemental Plan, not the MIP, and would be included in the calculation of that portion of Mr. Schnieders’ compensation that is subject to the $1 million dollar cap placed on certain compensation deductions allowed to be taken by SYSCO under Section 162(m) of the Internal Revenue Code. This means that based on Mr. Schnieders’ overall compensation package, it is likely that any such bonuses would not be deductible. The amount of any Additional Shares, as that term is defined in the MIP, issued to Mr. Schnieders under the MIP shall be determined without regard to any additional bonus under the Supplemental Plan. The amount of any supplemental bonus will be included in the calculation of Mr. Schnieders’ final average compensation under the Company’s Supplemental Executive Retirement Plan (“SERP”) but will not be included in calculating his protected final average compensation under the SERP. Mr. Schnieders will not receive any payment under the Supplemental Plan if he does not also earn a bonus under the MIP.

Pursuant to the agreement, the Committee will evaluate Mr. Schnieders’ fiscal 2008 performance based on the following performance goals:

long-term strategy:
o  integrate strategy in day-to-day operations while maintaining focus on transformation;
o  continue to build on long-term relationships with all constituencies;
o  position SYSCO as a sustainable corporation;

financial performance:
o  increase street sales by a specified percentage;
o  achieve return on equity of a specified percentage;
o  achieve return on assets of a specified percentage;
o  increase corporate multi-unit sales by more than a specified percentage;
o  achieve sales through acquisitions of at least a specified percentage;
o  reduce overall cost per case by a certain number cents;

corporate governance:
o  assure compliance with all applicable regulations and corporate governance guidelines;
o  focus on shareholder issues;
o  enhance appropriate level of transparency;

human capital:
o  create individual development plans for selected individuals;
o  promote long-term benefit cost reduction;
o  clearly define “learning organization” for SYSCO; and
o  improve communications within the organization.

Reduction in MIP Bonus. Mr. Schnieders will agree that if his performance for fiscal 2008 is below expectations, as determined by the Committee based on their annual review of Mr. Schnieders against the criteria set forth in the agreement, his MIP bonus for fiscal 2008 shall be reduced by up to 25% of his Total Cash MIP Bonus (as defined below), the amount of such reduction to be determined by the Committee in its sole discretion. The amount of any Additional Shares, as that term is defined in the MIP, issued to Mr. Schnieders under the MIP shall be determined after reducing the MIP bonus by any forfeited amount.

Total Cash MIP Bonus. For a given executive, the term “Total Cash MIP Bonus” means the cash bonus earned by the executive under the MIP for fiscal 2008, exclusive of any portion of the MIP bonus that is paid in SYSCO common stock. The Total Cash MIP Bonus will not include any SYSCO matching contributions resulting from the deferral of all or a portion of the MIP bonus under any SYSCO executive deferral plan.

Termination of Employment. If Mr. Schnieders’ employment with SYSCO terminates for any reason prior to the end of fiscal 2008, including, without limitation, as a result of death, disability or following a change of control of SYSCO, and if his performance through the date of termination in 2008 exceeds expectations, as determined by the Committee based on a review of Mr. Schnieders against the criteria set forth in the agreement, he may, in the discretion of the Committee, be awarded a bonus under the Supplemental Plan, but only if he is entitled to receive a bonus under the MIP pursuant to the terms of his severance agreement with SYSCO. In such an event, the Committee may exercise its discretion to award Mr. Schnieders a bonus equal to up to 25% of his Total Cash MIP Bonus. In no event, however, if Mr. Schnieders’ employment with SYSCO terminates prior to the end of fiscal 2008 may his MIP bonus be reduced pursuant to the terms of the Supplemental Plan.

Payment and Deferral. Under the Executive Deferred Compensation Plan (“EDCP”), Executive may elect to defer up to 40% of his performance bonus. Any performance bonus earned under the Supplemental Plan not otherwise deferred under the EDCP will be paid as soon as administratively feasible following the Committee’s determination of Mr. Schnieders’ entitlement thereto.

Approval of Fiscal Year 2008 Supplemental Bonus Agreement with Certain Corporate Officers (other than the CEO) under the 2006 Supplemental Performance-Based Bonus Plan

On May 10, 2007, the Committee approved the form of Fiscal Year 2008 Supplemental Bonus Agreement to be entered into under the Supplemental Plan with certain of its officers other than the Chief Executive Officer, including Messrs. DeLaney, Pulliam and Spitler, as well as Messrs. Smith and Lankford. SYSCO and each such executive (each an “Executive”) individually are expected to enter into the agreements no later than June 30, 2007.

In addition to those provisions of the Supplemental Plan previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2006, and those of the agreement previously described above, the agreements contain the following material provisions:

Increase in Management Incentive Plan (“MIP”) Bonus. Each Executive will be evaluated, together with certain other designated participants under the Supplemental Plan, as a group (the “Management Team”), based on the Committee’s judgment of the Management Team’s alignment with (i) the Company’s fiscal year goals; and (ii) the strategy initiatives of the Company, based on the criteria discussed below. If the Committee determines that the Executive’s annual performance for fiscal 2008 has exceeded expectations, as determined by the Committee based on its annual review of the Management Team, as a group, against the criteria specified in the agreement, the Executive will be entitled to an additional cash bonus of up to 25% of his Total Cash MIP Bonus with respect fiscal 2008, as determined by the Committee in its sole discretion. Any such bonus would be paid solely under the Supplemental Plan, not the MIP, and would be included in the calculation of that portion of the Executive’s compensation that is subject to the $1 million dollar cap placed on certain compensation deductions allowed to be taken by SYSCO under Section 162(m) of the Internal Revenue Code. This means that based on the Executives’ overall compensation package, it is likely that any such bonuses would not be deductible. The amount of any Additional Shares, as that term is defined in the MIP, issued to the Executive under the MIP shall be determined without regard to any additional bonus under the Supplemental Plan. The amount of any supplemental bonus will be included in the calculation of the Executive’s final average compensation under the Company’s SERP but will not be included in the calculation of his protected final average compensation, to the extent that he is a protected participant under the SERP. The Executive will not receive any payment under the Supplemental Plan if he or she does not also earn a bonus under the MIP. Pursuant to the agreement, the Committee will evaluate the Management Team’s fiscal 2008 performance based on the following performance goals:

•	achieve positive results in enterprise-wide goals:

o	achieve sales growth of greater than a specified percentage;

o	reduce cost per case by more than a specified number of cents per case;

o	achieve accident frequency of less than a certain number per 100 employees;

o	achieve a return on equity of at least a specified percentage;

•	develop executive leadership for current and future needs;

•	improve communications between our operating companies and between SYSCO’s operating companies and SYSCO’s corporate office; and

•	contribute to the development and execution of the Company’s strategy initiatives and effectively implement them throughout SYSCO.

Reduction in MIP Bonus. The Executive will agree that if the Executive’s performance for fiscal 2008 is below expectations, as determined by the Committee based on its annual review of the Management Team against the criteria set forth in the agreement, his MIP bonus for fiscal 2008 shall be reduced by up to 25% of his Total Cash MIP Bonus, the amount of such reduction to be determined by the Committee in its sole discretion. The amount of any Additional Shares, as that term is defined in the MIP, awarded to the Executive under the MIP shall be determined after reducing the MIP bonus by any forfeited amount.

Termination of Employment. Mr. Spitler has entered into a severance agreement with SYSCO. With respect to Executives who have entered into a severance agreement with SYSCO and whose employment with SYSCO terminates for any reason prior to the end of fiscal 2008, including, without limitation, as a result of death, disability or following a change of control of SYSCO, if the Executive’s performance through the date of termination in 2008 exceeds expectations, as determined by the Committee based on a review of the Management Team against the criteria set forth in the agreement, such Executive may, in the discretion of the Committee, be awarded a bonus under the Supplemental Plan, but only if he is entitled to receive a bonus under the MIP pursuant to the terms of his severance agreement with SYSCO. In such an event, the Committee may exercise its discretion to award the Executive a bonus equal to up to 25% of his Total Cash MIP Bonus. In no event, however, if the Executive’s employment with SYSCO terminates prior to the end of fiscal 2008, may his MIP bonus be reduced pursuant to the terms of the Supplemental Plan. If the Executive has not entered into a severance agreement with SYSCO and the Executive’s employment with SYSCO terminates for any reason prior to the end of fiscal 2008, including, without limitation, as a result of death, disability or following a change of control of SYSCO, the Executive shall not be entitled to any supplemental bonus for such fiscal year.

Payment and Deferral. Under the EDCP, Executive may elect to defer up to 40% of his performance bonus. Any performance bonus earned under the Supplemental Plan not otherwise deferred under the EDCP will be paid as soon as administratively feasible following the Committee’s determination of the Executive’s entitlement thereto.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;  CHANGE IN FISCAL YEAR.

In 2006, the United Brotherhood of Carpenters and Joiners of America submitted to SYSCO a non-binding proposal asking that the Board of Directors initiate the appropriate process to amend SYSCO’s corporate governance documents to establish a majority vote standard in uncontested director elections. The response of the Board of Directors in the Company’s 2006 proxy statement indicated that it had directed the Corporate Governance and Nominating Committee to conduct a study of corporate governance best practices at publicly held U.S. corporations. Among other things, the Board had requested the Corporate Governance and Nominating Committee to recommend to the Board for adoption appropriate governance-related amendments to the Company’s Bylaws and Corporate Governance Guidelines. The actions described in this Item 5.03 and in Item 8.01 below are a result of such study.

(a) On May 11, 2007, the Board amended the Company’s Amended and Restated Bylaws in several respects, including many changes meant to modernize the Bylaws and to provide clarity and consistency with Delaware corporate law. The primary and substantive changes, including a number of changes to modernize the Bylaws, were as follows:

Election of Directors by Majority Vote

Article I, Section 6 was amended to adopt a majority vote standard whereby each director to be elected will be elected by a majority of the votes cast when a quorum is present. However, if the number of nominees exceeds the number of directors to be elected at the meeting as of the meeting’s record date, then each director to be elected shall be elected by a plurality of the votes cast. Previously, directors were elected by a plurality of the votes cast.

Uncertificated Shares

In accordance with Section 158 of the Delaware General Corporate Law, Article I, Section 1, was amended to allow for shares of Company stock to be represented either by certificates or in uncertificated form. Should uncertificated shares be issued in the future, the issuance will not affect shares already represented by certificates until such certificates are surrendered to the Company.

Fractional Shares

Article I, Section 2, which related to fractional share interests, was eliminated. Previously, this section provided that the Company would not issue fractions of a share but would either pay in cash the fair value of such fractional share or issue scrip or fractional warrants.

Record Date for Action by Written Consent

Article I, Section 4(b), was amended to add electronic transmission as permitted by Delaware General Corporation Law as a means by which a “written” consent of stockholders may be taken. The Board’s response time to adopt a resolution fixing the record date for an action by written consent, in response to a stockholder request, was changed from ten business days to ten days.

Stockholder Meetings

Reference to the Company’s first annual meeting was removed from Article I, Section 6, and provision for holding the annual meeting by use of remote communications was added. The description of “annual meeting” was clarified to provide that such meeting is “for the election of directors to succeed those who terms expire and for the transaction of such other business as may properly come before the meeting.”

The section entitled “Place,” providing that meetings shall be held at such place as the directors may, from time to time, fix, and that whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Company, was eliminated from Article I, Section 6.

Article I, Section 6 was amended to provide that special meetings, other than those required by statute, may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the whole board. “Whole board” is stated to mean the total number of directors that the Company would have if there were no vacancies. Previously this section stated that annual and special meetings may be called by the Chairman of the Board or by the directors or by any officer instructed by the directors to call the meeting.

The content of the notice of a stockholder meeting has been expanded to include the means of remote communication, if any, by which stockholders may be deemed to be present at the meeting. Pursuant to the amendment, notice may now be given other than by mail and shall be deemed given at the time prescribed in the Delaware General Corporation Law. Notice is now deemed to be given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended, and Section 233 of the Delaware General Corporation Law.

When a meeting is adjourned to another time or place, Article I, Section 6 now provides that notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, Article I, Section 6 now requires that notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with new Section 5 of the Bylaws. This is a change from the former provision that if a meeting was adjourned to another time and/or to another place, and if an announcement of the adjourned time and/or place was made at the meeting, it was not necessary to give notice of the adjourned meeting unless the adjournment was for more than 30 days or the directors, after adjournment, fixed a new record date for the adjourned meeting. That provision was eliminated in favor of the new requirement set forth above. Also, stockholders may now submit a waiver of notice by electronic communication.

Article I, Section 6 regarding the examination of the stockholder list was amended to delete the requirement that the list would only be available at the time and place of the meeting to allow for the availability of the list during the meeting in instances where the meeting is held by remote communication.

Revision was made to Article I, Section 6 to include a person designated by the Board of Directors as the chairman who may preside over stockholder meetings in the absence of the Chairman of the Board rather than a specified list of officers. The powers and authority of the chairman of the stockholder meeting were defined to include determining the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion. Also, the chairman will have the power to adjourn the meeting to another place, if any, date and time.

Provision was made in Article I, Section 6 for the Board of Directors to appoint an inspector to fill a vacancy should a previously appointed inspector fail to appear or fail or refuse to act. If no such appointment is made, the chairman of the meeting will fill the vacancy at the meeting.

Effectiveness of Written Consent

Article I, Section 7(c) was revised to add that a telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or person authorized by them, will be deemed to be written, signed and dated for the purposes of the bylaws, to the extent permitted by law. Any such written consent will now be deemed delivered if delivered in accordance with applicable law.

Advance Notice Provisions for Election of Directors

Article I, Section 8 was amended to define what constitutes a “public announcement” and to require information regarding beneficial owners on whose behalf a director nomination is made.

Stockholder Proposals

Article I, Section 9 was amended to require information regarding beneficial owners on whose behalf a proposal is made.

Directors

In Article II, Section 2, the size range specified for the Board of Directors was changed to five to 15 directors. The previous range was from three to 15 directors. Further, certain historical provisions used to implement the Company’s classified Board structure and to name the Company’s first Board that are no longer necessary were deleted.

Certain of the information previously contained under the headings “Time,” “Place,” and “Call” was consolidated into the paragraph that immediately followed those headings or was deleted.

The Board of Directors may no longer remove a director for cause.

The Chairman of the Board will no longer be automatically classified as an officer or an ex officio member of all standing Board committees.

Officers

Article III was amended to remove the Chairman of Board and add the Chief Financial Officer to the list of officers that the Board elects. The following language was deleted:

The Chairman of the Board shall be an ex officio member of all standing committees unless otherwise provided in the resolution appointing such committees. The Chairman of the Board shall have power to call meetings of the shareholders and directors of the Corporation and shall have the power to act as chairman of such meetings.

Electronic transmission was added as a means by which officers may resign. The following language was deleted:

The Chairman, if any, of the Board of Directors shall preside, if present, at all meetings of stockholders and directors. Unless the Board specifies another officer, the Chairman of the Board shall be the chief executive officer of the Corporation. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

The President, in the absence of the Chairman of the Board, shall preside, if present, at all meetings of stockholders and directors.

The duties and officer responsibilities of the Chief Executive Officer and Chief Financial Officer were added to Article III.

Indemnification

Changes were made to provide greater specificity with respect to certain indemnification rights, including the addition of a severability clause designed to preserve the remainder of the indemnification bylaw if part of it is deemed invalid or unenforceable. Provisions were added for procedures for submission of indemnification claims, for liability to indemnitees upon claim settlements and for subrogation of rights and claims.

The Board ordered the Bylaws as so amended to be restated. The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated on May 11, 2007, a copy of which is attached hereto as Exhibit 3.5 and is incorporated by reference.

ITEM 8.01 OTHER EVENTS.

As described in Item 5.03 above, the actions described in this Item 8.01 are the result of the Corporate Governance and Nominating Committee’s study of corporate governance best practices at publicly held U.S. corporations.

Amendments to the Corporate Governance Guidelines

On May 11, 2007, the Board also approved amendments to the Company’s Corporate Governance Guidelines (the “Guidelines”), including the following:

Corporate Governance Guidelines: Director Qualifications

•	to provide that invitations to join the Board of Directors should be made jointly by the Board Chairman, the Chair of the Corporate Governance and Nominating Committee and the Presiding Director.

Corporate Governance Guidelines: Voting for Directors

•
to provide that any incumbent director who is not re-elected in an election in which majority voting applies shall tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance and Nominating Committee shall consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board shall act on the recommendation within 120 days following certification of the stockholders’ vote and shall promptly disclose (by press release, filing of a Form 8-K and other public means of disclosure deemed appropriate) its decision regarding whether to accept the director’s resignation offer.

Corporate Governance Guidelines: Executive Committee

•
to describe the purpose and responsibilities of the Executive Committee, including that the Executive Committee acts in place of the Board and exercises the Board’s power and authority between Board meetings, subject to the Company’s Certificate of Incorporation and Bylaws and applicable laws, rules and regulations. All members of the Executive Committee are required to be independent directors except for the Chief Executive Officer, if he is a member.

Corporate Governance Guidelines: Director Access to Officers, Employees and Advisors

•	to clarify that the Board of Directors and any of its Committees has sole authority to retain independent advisors.

Corporate Governance Guidelines: Stock Ownership Requirement

•
to require that each Company executive officer is expected to retain 25% of the net shares acquired upon the exercise of stock options and 25% of the net shares acquired pursuant to the vesting of restricted stock and restricted stock unit grants until the executive officer’s holdings of Company stock equal or exceed the ownership guidelines applicable to the executive officer.

The foregoing summary of the amendments to the Corporate Governance Guidelines is qualified in its entirety by reference to the text of the Company’s Corporate Governance Guidelines, as amended on May 11, 2007, a copy of which is attached hereto as 99.1 and is incorporated by reference.

Revision of the Corporate Governance and Nominating Committee’s Procedures for Stockholder Submission of Director Candidate Recommendations

On May 10, 2007, the Corporate Governance and Nominating Committee approved revisions to the procedures established by the Corporate Governance and Nominating Committee for stockholders to submit the names of potential director candidates to the Committee, as described annually in SYSCO’s proxy statement. These revisions were implemented to institute a less formal process for stockholders to recommend director candidates to the Committee.

Stockholders can recommend candidates for consideration by the Corporate Governance and Nominating Committee by writing to the Corporate Secretary, 1390 Enclave Parkway, Houston, Texas 77077, and including the following information: (i) the name and address of the stockholder; (ii) the name and address of the person to be nominated; (iii) a representation that the stockholder is a holder of the Company’s stock entitled to vote at the meeting; (iv) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (v) information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission; and (vi) the candidate’s written, signed consent to serve if elected. The Committee typically recommends director candidates to the Board in early July of each year. Director candidate recommendations received by May 1st will be considered in connection with the Company’s next annual meeting of stockholders.

Adoption of Stock Option Grant Administration Guidelines

In February 2007, the Compensation Committee adopted the SYSCO Corporation Stock Option Grant Administrative Guidelines, which set the second Tuesday in November, a date when the Company is typically in a trading “window” under its Policy on Trading in Company Securities, as the date the Committee will grant stock options each year.  The guidelines also establish timelines for granting stock options related to acquisitions or newly-hired key employees, which require that the Committee generally make the grants within three months of the event.  The guidelines also establish procedures for the Committee’s action in the event that any of these pre-established dates/time periods conflict with an unanticipated trading blackout period related to material non-public information.   The guidelines provide that the Committee should generally make option grants at a point in time when the Company has publicly disseminated all material information likely to affect the trading price of the Company’s common stock.  The Committee will generally not make grants during a period preceding an anticipated event which is likely to cause a substantial increase or a substantial decrease in the trading price of the Company’s common stock, such as an earnings release.  The Committee will generally authorize and grant options during normal trading windows.   If the Company has scheduled grants to occur outside of a normal trading window or when the Company is in possession of material non-public information, then:

•	management must inform the Committee or the Board of Directors, as the case may be, of all material information in its possession regarding the Company; and

•
if, in the Committee’s or Board’s judgment, such information is reasonably likely to affect the trading price of the Company’s common stock, then due consideration should be given to the number and exercise price of options that may be granted in light of such material non-public information; for example, if the information is likely to increase the stock price, then the Committee or Board should consider granting fewer options or setting an exercise price that is higher than the current market price.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number  Description

        3.5       Bylaws of SYSCO Corporation, as amended and restated on May 11, 2007

        99.1      Corporate Governance Guidelines of SYSCO Corporation, as amended on May 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: May 14, 2007	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBITS

         3.5   Bylaws of SYSCO Corporation, as amended and restated on May 11, 2007

        99.1  Corporate Governance Guidelines of SYSCO Corporation, as amended on May 11, 2007